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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                     the Securities and Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                November 27, 2000


                           UNAPIX ENTERTAINMENT, INC.
     ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

              Delaware               001-11976            954404537
       ---------------------- ---------------------- -------------------
          (State or other        (Commission File        (IRS Employer
          jurisdiction of             Number)            Identification
          incorporation)                                      No.)

                                 200 Madison Ave
                            New York, New York 10016
                -------------------------------------------------
                    (Address of principal executive offices)

                    Registrant's Telephone Number, including
                             area code: 212-252-7600


             -------------------------------------------------------
                 (Former Address, if changed since last report)

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Item 3. Bankruptcy or Receivership.

         On November 27, 2000, Unapix Entertainment, Inc. and its subsidiaries (Unapix Entertainment, Inc., together with its subsidiaries, are referred to as the "Company") filed voluntary petitions for commencing cases (the "Bankruptcy Cases") under Chapter 11 of the United States Bankruptcy Code, the Bankruptcy cases are pending in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"), and are being jointly administered under case number 00-15545 (REG).

         On November 30, 2000 an interim order was entered by the Bankruptcy Court authorizing, among other things, the Company to obtain post-petition debtor-in-possession ("DIP") financing pursuant to a DIP credit facility (the "DIP Facility") from General Electric Capital Corporation ("GECC") in the maximum amount of $40 million (the "Maximum Amount"), which facility is subject to the entry of a final order by the Bankruptcy Court. $35,741,000 of proceeds from the DIP Facility were used to repay in full amounts outstanding under the credit facility that had been extended to the Company by GECC prior to the bankruptcy filing.

         Loans are extended and required to be repaid under the DIP Facility based upon the then "Borrowing Base" [as such term is defined in the Credit and Security Agreement, dated December 1, 2000 (the "Credit Agreement"), by and among the Company and GECC]. The Borrowing Base consists of certain of the Company's accounts receivable and other contractual rights to payment as well as specified amounts that the Company is permitted to borrow based upon the value of its library of films and other entertainment programming and a specified overadvance amount. The Company is required to pay an unused line fee (the "Unused Line Fee") at a rate that is 0.5% per annum of the sum by which the Maximum Amount exceeds the average daily closing loan balance of the loans outstanding under the DIP Facility during the period for which such fee is due.

         Interest on the outstanding loan balance accrues at a rate equal to a floating rate equal to the "Index Rate" plus the "Applicable Margin"(as such terms are defined below). The "Applicable Margin" is 1.5% per annum. The "Index Rate" is the higher of the prime rate as reported by the Wall Street Journal or the overnight Federal Funds rate plus 50 basis points.

         Unless earlier terminated by GECC, the term of the DIP Facility expires 120 days after the closing thereunder (i.e. March 30, 2001). Outstanding amounts under the DIP Facility are secured by a security interest in substantially all of the Company's assets. The DIP Facility contains financial covenants that require the Company to maintain certain levels of cash receipts, revenues, expenses and loan balances, all determined on a weekly basis in accordance with a budget. The Company is currently not in compliance with the financial covenants. With certain limited exceptions, the Company is not permitted to make any expenditures for the development, preproduction, production or acquisition of any entertainment properties. The Company is required to complete certain steps in connection with the sale of the Company by certain




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specified dates, including the preparation of an offering memorandum for the sale of the Company to a potential buyer by December 31, 2000 and obtaining a letter of intent by February 15, 2001.

         Subject to bankruptcy court approval, the Company plans to retain an investment banking firm to assist the Company in seeking strategic alternatives, including the possible sale of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2000

                                             UNAPIX ENTERTAINMENT, INC

                                            By: /s/ David A. Dreilinger
                                          --------------------------------
                                                David A. Dreilinger
                                              Chief Executive Officer